UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2018

RESTORBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Boylston Street, 12th Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

(857) 315-5521

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2018, resTORbio, Inc. (the “Company”) appointed Michael J. Grissinger to its board of directors (the “Board”), effective immediately. Mr. Grissinger was appointed as a Class II director and will serve until the Company’s annual meeting of stockholders in 2020 or until his successor is duly elected and qualified. The Company believes that Mr. Grissinger is qualified to serve as a director based on his substantial experience in leading pharmaceutical companies in the industry in which the Company operates.

There are no arrangements or understandings between Mr. Grissinger and any other person pursuant to which Mr. Grissinger was elected as a director, and there are no transactions between Mr. Grissinger and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s director compensation program, Mr. Grissinger will receive an annual cash retainer of $30,000 for service on the Board, which will be paid quarterly in arrears. In addition, under the Company’s director compensation program, upon his election as a director, Mr. Grissinger was granted an option on November 5, 2018 to purchase 28,828 shares of the Company’s common stock at an exercise price per share of $11.82. This option vests as to 33% of the total award on the first anniversary of the grant, with the remainder vesting ratably monthly thereafter for a period of two (2) years, subject to continued service through such date.

In addition, the Company has entered into an indemnification agreement with Mr. Grissinger in connection with his appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Grissinger for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by him in any action or proceeding arising out of his respective service as one of our directors.

In addition, on November 5, 2018, Daphne Zohar provided written notice to the Company that she plans to resign from the Board and all committees of the Board, effective as of the effectiveness of Mr. Grissinger’s appointment to the Board. Ms. Zohar’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the Company’s press release announcing these Board changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated November 6, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018	resTORbio, Inc.

	By:	/s/ Chen Schor
Chen Schor
President and Chief Executive Officer